Exhibit 3.31

State of Missouri Rebecca McDowell Cook, Secretary of State
Corporations Division P.O. Box 778, Jefferson City, MO 65102	James C. Kirkpatrick State Information Center 600 W. Main Street, Rm 322, Jefferson City, MO 65101

Amendment of Articles of Incorporation

(To be submitted in duplicate)

Pursuant to the provisions of the General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

1.	The present name of the Corporation is Chemical Dynamics, Inc.

The name under which it was originally organized was Schultz Shoe Co., Inc.

2.	An amendment to the Corporation’s Articles of Incorporation was adopted by the shareholders on

January 5, 2001

month/day/year

3.	Article Number One is amended to read as follows:

The name of the corporation is: Schultz Company

(If more than one article is to be amended or more space is needed attach additional pages)

Corp #44 (8/99)

4.	Of the 30.15 shares outstanding, 30.15 of such shares were entitled to vote on such amendment.

The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

Class	Number of Outstanding Shares
Common	30.15

5.	The number of shares voted for and against the amendment was as follows:

Class	No. Voted For	No. Voted Against
Common	30.15	-0-

6.	If the amendment changed the number or par value of authorized shares having a par value, the amount in dollars of authorized shares having a par value as changed is:

If the amendment changed the number of authorized shares without par value, the authorized number of shares without par value as changed and the consideration proposed to be received for such increased authorized shares without par value as are to be presently issued are:

7.	If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected:

Corp. #44 (Page 2)

IN WITNESS WHEREOF, the undersigned, President has executed this instrument and its
President

Secretary	has affixed its corporate seal hereto and
Secretary

attested said seal on January 22, 2001
month/day/year

Place CORPORATE SEAL Here (If no seal, state “None.”)

ATTEST:		Chemical Dynamics, Inc.
Name of Corporation

/s/ Daniel J. Schultz	By	/s/ Steven D. Schultz
Secretary		President
Daniel J. Schultz		Steven D. Schultz

State of Missouri	}	ss	FILED
County of St. Louis			JAN 24 2001

SECRETARY OF STATE

I, RUTH A. RHOADS, A Notary Public, do hereby certify that on January 22, 2001 month/day/year

personally appeared before me Steven D. Schultz who, being by me first duly sworn, declared that he is the President of Chemical Dynamics, Inc. that he signed the foregoing documents as President of the corporation, and that the statements therein contained are true.

(Notarial Seal or Stamp)	/s/ Ruth A. Rhoads
Notary Public
	My commission expires	April 15, 2003
	My County of Commission	St. Louis

Corp. #44 (Page 3)

ARTICLES OF INCORPORATION

OF

SCHULTZ SHOE CO., INC.

We, the undersigned, being natural persons of the age of twenty-one years or more and subscribers to the shares of the corporation to be organized pursuant hereto, for the purpose of forming a corporation under “The General and Business Corporation Act of Missouri,” do hereby adopt the following Articles of Incorporation.

ARTICLE ONE

The name of the corporation is: Schultz Shoe Co., Inc.

ARTICLE TWO

The address of its initial registered office in the State of Missouri is: 908 No. 10th St., in the City of St. Louis, and the name of its initial registered agent at such address is: Abraham Y. Schultz.

ARTICLE THREE

The aggregate number of shares which the corporation shall have authority to issue shall be Five Hundred (500) all of which Five Hundred (500) shares shall be common stock of par value of One Hundred Dollars ($100.00) each, amounting in the aggregate to Fifty Thousand ($50,000.00) Dollars.

ARTICLE FOUR

The number of shares to be issued before the corporation shall commence business is ten (10) and the consideration to be paid therefor and the capital with which the corporation shall commence business is One Thousand Dollars. $1,000.00 has been paid up in lawful money of the United States.

(1)

ARTICLE FIVE

The names and places of residence of the shareholders and the number of shares subscribed by each are:

Names	Residences	No. of common shares.
Jacob Schultz	6909 Washington Avenue University City, Missouri	3

ABRAHAM Y. Schultz	2329 S. Kingshighway St. Louis, Missouri	3

Marvin Saks	6909 Washington Avenue University City, Missouri	2

Harry Schultz	530 Purdue Avenue University City, Missouri	2

ARTICLE SIX

The number of directors to be elected at the first meeting of the shareholders if four (4).

ARTICLE SEVEN

The duration of the corporation is perpetual.

ARTICLE EIGHT

The Corporation is formed for the following purposes:

To engage in and conduct business as a manufacturer, wholesaler, retailer, factor, agent, factory representative, jobber and distributor of all forms and characters of men’s women’s, Children’s shoes, clothing, merchandise, and related articles.

To own, conduct, manage and operate stores, departments, factories, manufacturing plants, and to engage in any and all manufacturing, wholesale, retail and service businesses and enterprises.

To subscribe for, purchase, hold, own, sell, exchange, assign, transfer, mortgage, pledge, or otherwise acquire or dispose of shares of any and all classes of the capital stock of other corporations, domestic and foreign, and notes, bonds, debentures, securities and other evidences of indebtedness created or issued by other corporations, domestic and foreign, or created or issued by governments, commonwealths, states, municipalities and districts, comestic and foreign, or created or issued by associations, partnerships, institutions and individuals, on its own behalf or on behalf of, or as agent for, other corporations, associations, institutions and individuals, on its own behalf or on behalf of, orsas agent for, other corporations, associations, institutions and individuals; and while owner of any such stocks, bonds, notes, debentures, securities or other evidences of indebtedness, to exercise all of the rights, powers and privileges of ownership, including the right to vote thereon, and/or the execution of proxies for the voting thereof.

(2)

To purchase, hold, sell, transfer and dispose of, or deal in, shares of its own capital stock, subject to the limitations of “The General and Business Corporation Act of Missouri” of 1943.

To purchase or otherwise acquire, and to sell, own, mortgage and control inventions, processes, ideas, patent rights, letters patent, trade marks, copyrights and designs which may be necessary and advisable for any of the purposes for which this corporation is organized.

To manage and carry on the purposes herein designated in the State of Missouri, or in any other state of the United States, and to have one or more offices, factories, show rooms, stores or other places of business, whether any or all of such places of business be in the State of Missouri, or in other states of the United States of America, and/or in any number of the said states of the United States of America, subject to the laws and restrictions of such states.

To acquire, purchase, rent, own, hold, improve, manage, develop, subdivide, lease, mortgage, sell, exchange, convey and otherwise deal with property of all kinds, including lands, buildings, easements, profits, concessions, rights, franchises, privileges and patents.

To borrow or raise money from time to time in such amounts and in such manner as shall be deemed advisable, including the issuance of bonds, notes or other securities which may be a charge upon all or any part of the property of the corporation, and to mortgage, pledge and/or otherwise hypothecate any property held by the corporation.

To do any and all other things necessary or incident to the above and foregoing purposes, and powers, and to have all of the rights, powers and authority incident to manufacturing and business corporations organized under the laws of the State of Missouri.

The foregoing clauses shall be construed both as objects and powers, and it is hereby expressly provided that the foregoing enumerations of specific powers shall not be held to limit or restrict in any manner the power of this corporation, now shall this corporation be required to exercise all of said objects, purposes and powers at any one time.

(3)

IN WITNESS WHEREOF, we have hereunto set out hands this 1st day of March 1947.

STATE OF MISSOURI	)
) SS
CITY OF ST. LOUIS	)

The undersigned, Jacob Schultz, Abraham Y. Schultz, Marvin Saks and Harry Schultz being all of the incorporators of Schultz Shoe Co., Inc., being duly sworn upon their oaths, each did say that the statements and matters set forth in the foregoing Articles of Incorporation are true.

Subscribed and sworn to before me this 1st day of March 1947.

My term expires: 5-13-50

STATE OF MISSOURI	)
) SS
CITY OF ST. LOUIS	)

On this 1st day of March 1947 before me personally appeared Jacob Schultz, Abraham Y. Schultz, Marvin Saks and Harry Schultz to me known to be the persons described in, and who executed the same as their free act and deed.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year last above written.

My term expires: 5-13-50

(4)

CERTIFICATE OF AMENDMENT.

Now comes Abraham Y. Schultz, President of the Schultz Shoe Company, Incorporated, and chairman of the special shareholders’ meeting held at the office of the corporation on July 22, 1948, and states as follows:

1st. The name of the corporation is:

Schultz Shoe Company, Incorporated.

2nd. The amendment to the Articles of Incorporation adopted at said special meeting of the shareholders is as follows:

RESOLVED: That the Articles of Incorporation of this corporation be amended to provide that the number of Directors of this corporation be reduced from four to three, and that the By-Laws of the corporation be amended to provide for the election of three directors instead of four.

3rd. The number of shares voted in favor of the adoption of said resolution was All Shares.

The number of shares voted against the adoption of said resolution was NONE.

President of the Corporation and Chairman of the meeting.

ATTEST:

Secretary.

Subscribed and sworn to before me this 11th day of August, 1948.

State of Missouri,	)
City of St. Louis.	) SS

On this 11th day of August, 1948, before me personally appeared Abraham Y. Schultz, to me known to be the person described in and who executed the foregoing instrument and acknowledged that he executed the same as his free act and deed.

Witness my hand and seal the day aforesaid.

CERTIFICATE OF AMENDMENT.

Now comes Abraham Y. Schultz, President of the Schultz Shoe Company, Incorporated, and chairman of the special shareholders’ meeting held at the office of the corporation on September 1, 1950, and states as follows:

1st. The name of the corporation is:

Schultz Shoe Company, Inc.

2nd. The amendment to the Articles of Incorporation adopted at said special meeting of the shareholders is as follows:

RESOLVED: That the Articles of Incorporation of this corporation be amended to provide that the number of Directors of this corporation be increased from three (3) to five (5), and that the By-Laws of the corporation be amended to provide for the election of five directors instead of three.

3rd. The number of shares voted in favor of the adoption of said resolution was ALL shares.

4th. The number of shares voted against the adoption of said resolution was NONE.

President of the Corporation and Chairman of the meeting.

ATTEST:

Secretary.

Subscribed and sworn to before me this 2nd day of September, 1950.

STATE OF MISSOURI,	)
) SS
CITY OF ST. LOUIS.	)

On this 2nd day of September, 1950, before me personally appeared Abraham Y. Schultz, to me known to be the person described in and who executed the foregoing instrument and acknowledged that he executed the same as his free act and deed.

Witness my hand and seal the day aforesaid.

My term expires: